EXHIBIT 10.23

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


Date:       October 23rd, 2.000.

To:         Cabelte Industrias of Brasil S/A

Atn.:       Mr. Luciano Vasconcelos             Phone :    (0-21-35) 3629-2500
            Manager of Supplies                 Facsimile: (0-21-35) 3629-2503

Of:         Nivaldo Seixas                      Phone:     (0-21-19) 3789 4209
            Manager of sales                    Facsimile: (0-21-19) 3789 4204





CONTRACT OF OPTICAL FIBBERS SUPPLY

1.     SUPPLY

1.1    Product::  SINGLEMODE OPTICAL FIBER - ACRYLATE
1.2    Amount::   2.186.000 KM (TWO MILLIONS, ONE HUNDRED AND EIGHTY SIX
                  THOUSAND KILOMETERS) OF OPTICAL FIBER.
1.3    Term of the Contract: OCTOBER  2000 TO DECEMBER  2003.

1.3.1  Quarterly Scheduled Delivery  Program  of the Product up to 2003:

       ------------------------------------------------------------------------
          PERIOD       YEAR 2000     YEAR. 2001     YEAR 2002      YEAR 2003
       ------------------------------------------------------------------------
       1st quarter   ------------  105.000 km     180.000 km     225.000 km
       ------------------------------------------------------------------------
       2nd quarter   ------------  115.000 km     180.000 km     225.000 km
       ------------------------------------------------------------------------
       3rd quarter   ------------  144.000 km     180.000 km     225.000 km
       ------------------------------------------------------------------------
       4th quarter     58.000 km   144.000 km     180.000 km     225.000 km
       ------------------------------------------------------------------------


1.3.2 Xtal Fibras Opticas S.A. (hereinafter referred to "XTAL") will do everything necessary to produce and deliver an extra quantity of 50.000 km of the Product until June 2.001, and Cabelte Industrias do Brasil S/A (hereinafter referred to "CABELTE ") undertakes to acquire this quantity of the Product, manufactured by Xtal, up to the maximum limit of 50.000 km, for the same price established in the item 2.1 of this contract. The extra quantity of the product here indicated is not included in the delivery schedule in item 1.3.1.

1.4.   Product Specification

1.4.1  Attenuation: 70% minimum @1310nm <0,344 dB/km. ; @1550nm <0,214 dB/km,


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


                  30%  maximum @1310nm <0,354 dB/km. ; @1550nm <0,224 dB/km.
1.4.2 Length:     40%  maximum  of 8.400m, with multiples of 2.100m, up to
                  25.200m and, 60% minimum of 25.200m, with multiples of 2.100m, up to 50.400m.

1.4.3 Complementary specifications: according to Cabelte specifications " EPP-EMP-001 and Xtal " DMKV007-0 ".

1.5 Package: the spools and the protecting covers will be returned to Xtal in conditions of re-utilization, in accordance to the respective loan Invoice to be issued with every shipment.

1.50.1 Xtal will be responsible for removing the package from the place where the product is delivered, and will be responsible for all costs with respect to such removal.

1.5.2  Xtal cannot remove the package before they are used by Cabelte.

1.5.3 No value will be owed by Cabelte for the use of the package, if the packages return to Xtal in re-utilization conditions, as described in item 1.5.

1.6 Delivery Place: at Cabelte's Factory and Xtal shall be responsible for the freight.

2.     PAYMENT CONDITIONS

2.1    Prices (freight and insurance included)

2.1.1  Net Price of the Optical Fiber, without taxes:

     * Year 2000 - US$ 47.00 /km (Forty seven dollars per kilometer).
     * Year 2001 - US$ 47.00 /km (Forty seven dollars per kilometer).
     * Year 2002 - US$ 43.33 /km (Forty three dollars and thirty three cents per kilometer).
     * Year 2003 - US$ 40.00 / km (Forty dollars for kilometer).

2.1.2 Net Price of the Product in Real (R$): is the value of the Optical Fiber net price, converted into Real (R$), using the commercial dollar rate of sale (PTAX), given by the information system of the Central Bank, transaction PTAX800, option 5 ("accounting quotations") for the immediately previous day to the invoicing of the product.

2.2 Invoicing: it will be done based on the net price of the Product in Real (R$), with accrued taxes, according to item 3. below.


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


2.3    Payment: 60 days, without any extra financial cost.

2.4    Payment readjustment based in the US dollar Exchange Variation:

2.4.1 Exchange Variation is defined by the corresponding value, in Real (R$), of the difference between what would be the net price of the Product in Real (R$) on the date of the payment and its net price on the invoicing date, using the conversion rate established in item 2.1.2.

2.4.2 Exchange Variation of up to 5% (five percent) shall not give rise to any readjustment of the payment value. Cabelte has to compensate Xtal by 50% (fifty percent) of the positive exchange variation in the part that such variation exceeds the rate of 5% (five percent) mentioned above. In the negative exchange variation, according to the definition above, Cabelte will be compensated by Xtal, in 50% (fifty percent) of the part if such variation exceeds 5% (five percent).

2.4.3 On the payment date, Cabelte should pay the product invoiced independently of the Exchange Variation verified in respect to such payment.

2.4.4 At the end of every month the Exchange Variations will be calculated of the payments made by Cabelte during the referred period. The Exchange Variation calculated above in the form of item 2.4.2 in the reference month will be computed in the first Revenue of the following month.

2.4.5 If the difference of the variation verified relates to the last revenue, the compensation will be made through financial payment.

3.     TAXES ON THE NET PRICE IN REAL (R$)

3.1 ICMS tax (sales tax) will be included according to the State where the product is sold.

3.2    15% of IPI (excise tax) tax to be mentioned separately in the Invoice.


4.     DOWN PAYMENT, BANK GUARANTEE AND FINE

4.1    Down Payment:

4.1.1 Down Payment of US$ 3.000.000,00 (three million dollars) shall be made up to 30 (thirty) days after the signature of this contract and a complement of another US$ 3.000.000,00 (three million dollars) until July 15, 2001. Such value will be converted into Real (R$) for payment effect, according the criteria specified in item 2.1.2 above.


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


4.1.2 The down payment will be reduced proportionally from the amount due from Cabelte over the first 9 (nine) months of supply, and the complement will be discounted proportionally during the 12 (twelve) following months, according to Annex 1.

4.2    Bank Guarantee:

4.2.1 Cabelte shall present a bank guarantee in the equivalent value of the revenue that should be calculated in the following way: ((Quantity in km to be delivery in the quarter / 12 weeks )*8 weeks)*1,25.

4.2.2 From the specified value of the above bank guarantee shall be proportionally excluded, the value paid as down payment.

4.3    Fine:

4.3.1 2% (two percent) of fine, and 2,5% (two and half percent) of financial rates will be charged over the total amount of the payment in case of delay, in the event it has not been caused by Xtal.

5.     COMMITMENT OF PURCHASE AND SALE

5.1 Xtal to meet the Quarterly Delivery Program described in item 1.3.1 of the contract, dividing it per weeks. It should also make the delivery within 3 (three) business days of the Invoicing date, subject to the suspension of the respective payment, excluding the event of force majoure or fortuitous events.

5.2 If Xtal does not meet the delivery schedule, established in item 1.3.1, Cabelte will be reimbursed in 30% of the value related to the quantities delayed, not releasing Xtal from the obligation of delivering the delayed quantity.

5.2.1 The maximum period of 10 (ten) days will be considered tolerable before Xtal is considered to have delayed the delivery.

5.3 According to item 1.3.1. of the contract, after the beginning of the supply of products, if Xtal interrupts, without any justification, the delivery of the quantities established for the first 31 (thirty one) months, excluding the event of force majoure, Cabelte shall be financially indemnify Cabelte of the amount equivalent to the quantities not delivered, applying the obligatory purchase percentage established in item 5.6.1.

5.3.1 On the other hand, if Cabelte, after the beginning of the delivery of Products by Xtal, give up, without any justification, partially or totally, the acquisition of the contracted fiber quantities for the first 31 (thirty one) months, excluding the event of force majoure, Xtal shall be financially reimbursed of the amount equivalent to the quantities not


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


       delivered, applying the obligatory purchase percentage established on the item 5.6.1.

5.4 Xtal undertakes to reduce the product final sales price, in a maximum period of 30 (thirty) days, in the same proportion of the reduction of the import duties for optical fiber, including the amount of the cascade effect of taxes calculation on the manufacturing products (IPI) and sales taxes (ICMS).

5.5 In case a substantial alteration of the economic-financial balance of this contract, such as alterations of (sales and excise) ICMS or IPI taxes, the values will be renegotiated and readjusted every six months.

5.6    Condition of obligatory purchase ("Take or Pay"):

5.6.1 Cabelte undertakes obligatorily to buy the quantities described in item 1.3.1, guaranteeing the total payment of the quantities to be shipped, as described in the item 4.2, in the following proportions:

      - October of 2000 to December of 2000: 100% (a hundred percent);
      - January of 2001 to December of 2001: 100% (a hundred percent);
      - January of 2002 to December of 2002: 70% (seventy percent);
      - January of 2003 to December of 2003: 70% (seventy percent).

5.7 This contract substitutes and cancels the contract 292/2000 of August 08, 2000.

5.8 This contract cannot be transferred, total or partially, without the previous agreement of the parties.

5.9 The commercial conditions will be bi-annually renegotiated starting from January 2002. If the parties do not reach an agreement, the conditions will remain the same as established in this contract.

6.     PRODUCT GARANTEE

       Xtal will substitute without any burden to Cabelte, any quantity of Product, in no-conformity situation with the specifications determined in the item 1.4 of this contract, provided the cabling operations have been made using the adequate technical standard and that the generating fact of this situation is communicated formally to Xtal within a period of 10
       (ten) days, starting from the date of its occurrence. The period of this warranty is of 06 (six) months counting as of the date of the shipment of the Product.


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


7.     END OF THE CONTRACT

       After a period of 31 (thirty one) months of the beginning of the contract, any of the parties may rescind it, at any moment, giving previous notification of 6 (six) months.

8.     IMPORTANT MODIFICATIONS

       If it is necessary, Cabelte shall inform in its purchase order, any Corporate changes or changes in its by-laws that may imply in any alteration to any of the obligations or condition established in this contract.

9.     RESOLUTION OF LITIGATIONS

       Any controversy due to this contract shall be ruled by the courts of the city of Sao Paulo, and the parties waive to any other court, even if it is more beneficial.

10.    VALIDITY OF THE PROPOSAL

       This proposal is valid until October 31, 2.000.

11.    APPROVAL OF THE PROPOSAL - XTAL OPTICAL FIBERS S/A




                                        Campinas, SP, _____ of October of 2.000.






------------------------ ---------------------------- --------------------------
Rafael B. Gandara        Celso Arantes Simoes         Antonio Carlos de Campos
Financial Director       Marketing & Sales Director       Managing Director



12. ACCEPTANCE OF THE PROPOSAL - CABELTE INDUSTRIAS OF BRASIL S/A


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000


                                       Itajuba, MG, __25___ of October of 2.000.

-------------------------- -------------------------- --------------------------
      Luis Souto              Jose Roberto Aragao      Carlos Neiva of Oliveira
Financial Manager              Adjunct Director          General director

13. WITNESS:

--------------------------------          ------------------------
Luciano Vasconcelos                       Nivaldo Seixas
Purchase  Manager                         Sales Manager
Cabelte Industrias of Brasil S/A          Xtal Optical Fibers S/A
RG M5.581.284                             RG 20.449.226-91


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204

XTAL
FIBERCORE Brazil
[Graphic Ommitted]

                          Commercial Proposal 301/2000



ANNEX 1
CALCULATION OF THE DOWN PAYMENT DISCOUNT

1ST PERIOD

Percentile of the discount on the bill = (down payment / total value to be delivered with taxes in the period)

Down Payment            3,000,000.00

Total  value to be delivered with taxes in the period

Total amount to be delivered              km    278,200

Value per kilometer                       US$   47.00

Subtotal                                  US$   13,066,000.00

Addition of ICMS (12%)                    US$   14,847,727.27

Addition of IPI (15%)                     US$   17,074,886.36

Percentile of the discount on the bill =  (US$3,000,000.00 / US$ 17,074,886.36)

Percentile of the discount on the bill =  17,57%


2ND PERIOD

Percentile of the discount on the bill = (down payment / total value to be delivered with taxes in the period)

Down Payment            3,000,000.00

Total  value to be delivered with taxes in the period

Total amount to be delivered in 2001      km    288,000

Value per kilometer                       US$   47.00

Total amount to be delivered in 2002      km    366,000

Value per kilometer                       US$   43.33

Subtotal                                  US$   29,134,800.00

Addition of ICMS (12%)                    US$   33,107,727.27

Addition of IPI (15%)                     US$   38,073,886.36

Percentile of the discount on the bill =  (US$3,000,000.00 / US$ 38,073,886.36)

Percentile of the discount on the bill =  7,88%


XTAL FIBRAS OPTICAS S/A. - Rod. SP-340 - Campinas/Mogi-Mirim, km 118 - Caixa Postal 6551 CEP 13082-970 - Campinas - SP - Fone (55-19) 3789 4200 - Fax Coml.
(55-19) 3789 4204